Exhibit 10.4

MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (this “Master Lease”) is entered into by and between Chesapeake Land Development Company L.L.C., an Oklahoma limited liability company (“Landlord”), and Chesapeake Oilfield Operating, L.L.C., an Oklahoma limited liability company (“Tenant”) effective as of January 1, 2012. The effective date of this Master Lease for the purposes of each Leased Premises (as defined below) which is covered hereby (“Effective Date”) shall be that date set forth opposite each such respective Leased Premises on the schedule attached hereto as Schedule “1” (the “Lease Schedule”).

W I T N E S S E T H:

WHEREAS, Landlord is the owner of certain real property and the improvements located thereon as listed on the Lease Schedule (collectively, the “Property”); and

WHEREAS, Landlord has agreed to lease to Tenant, and Tenant has agreed to lease from Landlord all, or in some instances those certain respective portions, of the Property which are reflected on the Lease Schedule (each respective portion, the “Leased Premises”), subject to the terms and conditions set forth in this Master Lease and the Lease Schedule, as such may be amended from time to time.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Master Lease and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows.

1. Leased Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the respective Leased Premises set forth on the Lease Schedule for the Lease Term (defined below) upon the terms and conditions set forth in this Master Lease. It is the parties expressed intent that each Leased Premises set forth on the Lease Schedule shall be a separate and distinct lease for the applicable Leased Premises, subject to the terms and provisions of this Master Lease, and any reference herein to Tenant or the Leased Premises or any other term which is specific to a distinct lease and set forth on the Lease Schedule shall be interpreted so as to give effect to such intent.

2. Term. The term of the Master Lease for each Leased Premises (as applicable, the “Lease Term”) shall commence on the Effective Date for such Leased Premises and shall expire at 11:59 p.m. on December 31, 2014. Thereafter, the Lease Term for each respective Leased Premises shall automatically renew for successive one (1) year terms (each, a “Renewal Term”) unless either Landlord or Tenant delivers written notice to the other of its election to terminate this Master Lease (the “Termination Notice”) with respect to such Leased Premises at least ninety (90) days prior to the end of the then existing Lease Term or Renewal Term, as applicable. In the event either party delivers the Termination Notice to the other pursuant to the terms and conditions contained herein, then this Master Lease shall terminate with respect to such Leased Premises on the last day of the then existing Lease Term or Renewal Term, as applicable. Each Renewal Term shall be upon the same terms and conditions contained in this Master Lease, except Base Rent for each Renewal Term shall increase by an amount equal to two and one-half percent (2.5%) of the Base Rent payable for such Leased Premises under the Master Lease for the immediately preceding Lease Term or Renewal Term, as the case may be, of the Master Lease.

3. Rent. Throughout the Lease Term, Tenant shall pay Landlord rent in the annual amount set forth on the Lease Schedule (“Base Rent”), payable monthly in advance to Landlord in equal installments in the amount set forth on the Lease Schedule. The first such monthly installment of Base Rent shall be due and payable in advance on the Effective Date for such Leased Premises, and thereafter each monthly installment of Base Rent shall be due and payable on or before the 10th day of each calendar month throughout the Lease Term.

MASTER LEASE AGREEMENT

4. Permitted Use. Tenant may use the Leased Premises for any lawful use, and for no other use without the prior, written consent of Landlord, which consent Landlord may withhold in its sole discretion.

5. Common Area. In the event that the Leased Premises comprises only a portion of any respective Property, then Tenant shall have a nonexclusive license to use the Common Area (as defined below) of the larger parcel of property of which the Leased Premises is a part (the “Project”) as now or at any time during the Lease Term may exist, in common with Landlord, other tenants and their respective agents, employees, subtenants, licensees, concessionaires and invitees. The term “Common Area” is defined for all purposes of this Master Lease as that part of the Project intended for the common use of Tenant and any other tenants, as well as Landlord, including, but not limited to, sidewalks, parking areas and lighting, access roads, means of ingress and egress to public roads, driveways, landscaped areas, truck service ways, loading docks, common storage areas, parcel pick-up areas, restrooms, fire suppression systems, detention and retention ponds and related pipes, if any, green spaces and common utility facilities not owned by public utilities as the same may from time to time be constructed and maintained for such use. The Common Area shall be subject to the exclusive control and management of Landlord. Landlord shall, at all times, have full control over the layout and extent of said Common Area, and the right, at any time, to change the location, shape, height, size, nature and configuration of the Common Area in the Project. Landlord may, at any time, close any portions of the Common Area to make repairs or changes, to prevent the acquisition of public rights in such area, and may do such other acts in and to the Common Area as in Landlord’s judgment may be desirable.

6. Tenant’s Responsibility for Expenses for Common Area Maintenance, Operating Expenses, Taxes and Insurance.

6.1.	In addition to the Base Rent and other charges prescribed in this Master Lease, Tenant shall pay to Landlord, as “Additional Rent,” Tenant’s Proportionate Share (as defined herein) of the “Common Area Maintenance Charge”, “Operating Expenses”, “Taxes” and “Insurance Expenses”, all as provided below. The Base Rent, together with any Additional Rent, may be referred to collectively as “Rent.” For purposes of this Master Lease, “Proportionate Share” shall mean a fraction whose numerator is the square footage of the Leased Premises and whose denominator is the square footage of the buildings in the Project.

6.2.	For purposes of this Master Lease, the term “Operating Expenses” shall include the following: the total cost of operating, repairing, maintaining and replacing the Project including, without limitation, costs and expenses of every kind and nature paid or incurred relating to the foundation; the structural components; exterior masonry walls; windows, doors and exterior window and door frames; any plumbing, mechanical, electrical and HVAC systems for the Leased Premises; and the roof of the building(s) in which the Leased Premises is located; policing and protecting; cleaning; repairing, replacing and maintaining any driveways and parking areas; retaining walls; entry-way features; and other Project improvements and facilities which are used by Tenant. Each month during the Lease Term, Tenant shall pay to Landlord one-twelfth (1/12) of Tenant’s Proportionate Share of the estimated Operating Expenses at the same time and the same manner as the time and manner of the payment of Base Rent provided in this Master Lease. The amount of the initial monthly charge for Operating Expenses for each Leased Premises is set forth in the Lease Schedule. The monthly Operating Expenses payment is subject to increase at any time during the Lease Term as determined by Landlord in its commercially reasonable judgment in order to reflect an accurate escrow of Tenant’s estimated Proportionate Share of the Operating Expenses.

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6.3.	For purposes of this Master Lease, to the extent applicable to any respective Leased Premises, the term “Common Area Maintenance Charge” shall mean the total cost of operating, repairing, maintaining and replacing the Common Area including, without limitation, costs and expenses of every kind and nature paid or incurred in operating, equipping, securing, policing and protecting, lighting, heating, air conditioning, painting, cleaning, managing, providing utilities and other services, repairing, replacing and maintaining: (i) the Common Area, (ii) any parking areas maintained for the benefit of the Project, and (iii) all buildings, roofs, retaining walls, entry-way features, water features and other Project improvements and facilities which are used in common with other tenants of the Project, or in connection with the maintenance and/or operation of, and whether located within or outside of, the Project. Each month during the Lease Term, Tenant shall pay to Landlord one-twelfth (1/12) of Tenant’s Proportionate Share of the estimated Common Area Maintenance Charge at the same time and the same manner as the time and manner of the payment of Base Rent provided in this Master Lease. The amount of the initial monthly charge for Common Area Maintenance Charge for each Leased Premises is set forth in the Lease Schedule. The monthly Common Area Maintenance Charge payment is subject to increase at any time during the Lease Term as determined by Landlord in its commercially reasonable judgment in order to reflect an accurate escrow of Tenant’s estimated Proportionate Share of the Common Area Maintenance Charge.

6.4.

For purposes of this Master Lease, the term “Taxes” shall mean any and all real property taxes, assessments and fees levied or assessed against the Project, as well as expenses and reasonable attorneys’ fees incurred by Landlord in contesting the validity or amount of any such charges or in seeking a rebate for such charges; provided, however, that Taxes shall not be deemed to include any franchise, estate, inheritance or general income tax. Each month during the Lease Term, Tenant shall pay to Landlord one-twelfth (1/12) of Tenant’s Proportionate Share of the estimated Taxes for the current calendar year (which estimate Landlord shall provide in advance) at the same time and the same manner as the time and manner of the payment of Base Rent provided in this Master Lease. The amount of the initial monthly charge for Taxes for each Leased Premises is set forth in the Lease Schedule. The monthly Taxes payment is subject to increase at any time during the Lease Term as determined by Landlord in its commercially reasonable judgment in order to reflect an accurate escrow of Tenant’s estimated Proportionate Share of the Taxes. In addition, Tenant shall be liable for and shall pay, prior to delinquency, any and all taxes, assessments, levies, fees and other governmental charges of every kind or nature levied or assessed by municipal, county, state, federal or other taxing or assessing authority upon, against or with respect to: (i) the Leased Premises or any leasehold interest therein, (ii) all furniture, fixtures, equipment and any personal property of any kind owned by Tenant or any previous tenant and occupant, and placed, installed or located in, within, upon or about the Leased Premises, (iii) all alterations, additions or improvements of whatever kind or nature, if any, made to the Leased Premises, by or on behalf of Tenant or any previous occupant, or (iv) rent payable by Tenant to Landlord,

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irrespective of whether the foregoing are assessed as real or personal property, and irrespective of whether any of such items are assessed to or against Landlord or Tenant. If at any time during the Lease Term any of such taxes are not levied and assessed separately and directly to Tenant, Tenant shall pay to Landlord as rent, Tenant’s share thereof as reasonably determined by Landlord.

6.5.	For purposes of this Master Lease, the term “Insurance Expenses” shall mean all premiums and other expenses incurred by Landlord for insurance for the Project and, to the extent applicable at any respective Leased Premises, the Common Area. Such insurance shall include property and liability insurance, endorsements or special coverages which Landlord, in Landlord’s commercially reasonable judgment, determines is appropriate. Each month during the Lease Term, Tenant shall pay to Landlord one-twelfth (1/12) of Tenant’s Proportionate Share of the estimated Insurance Expenses for the current calendar year (which estimate Landlord shall provide in advance) at the same time and the same manner as the time and manner of the payment of Base Rent provided in this Master Lease. The amount of the initial monthly charge for Insurance Expenses for each Leased Premises is set forth in the Lease Schedule. The monthly Insurance Expenses payment is subject to increase at any time during the Lease Term as determined by Landlord in its commercially reasonable judgment in order to reflect an accurate escrow of Tenant’s estimated Proportionate Share of the Insurance Expenses.

6.6.	The actual costs of the Common Area Maintenance Charge, Operating Expenses, Taxes and Insurance Expenses and the payments made by Tenant for such items during the same period shall be reconciled annually by Landlord within one hundred twenty (120) days after the end of each calendar year. If Tenant’s total of any of the Common Area Maintenance Charge, Operating Expenses, Taxes or Insurance Expenses payments made by Tenant during any given calendar year (or partial year, as appropriate) are less than Tenant’s actual Proportionate Share of such payments determined by Landlord after the end of such calendar year, Tenant shall pay to Landlord upon demand, the difference; if the total of any of such payments exceed Tenant’s actual Proportionate Share of the same expenses, Landlord shall retain such excess and at Landlord’s option such excess sum shall either (i) be credited against the next maturing installments due from Tenant to Landlord for Tenant’s rent or (ii) be refunded to Tenant within thirty (30) days after Landlord’s final determination of such excess amount.

7.	State of Repair and Maintenance.

7.1.	Tenant accepts the Leased Premises and Project AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF ANY NATURE, EXPRESS OR IMPLIED, IN FACT OR BY LAW, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF HABITABILITY, SUITABILITY, MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OR OTHER LAWS IN THE STATE IN WHICH THE LEASED PREMISES IS LOCATED.

7.2.

So long as no Event of Default exists hereunder, Landlord shall provide the following throughout the Lease Term: (i) Landlord shall keep the Project in good condition and repair; provided, Landlord shall not be required to make any repairs occasioned by the act or negligence of the Tenant, its agents, employees, assignees, licensees, concessionaires

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or invitees. In the event that the Leased Premises or any portion of the Project, as applicable, should become in need of repairs or maintenance required to be made by Landlord under this Master Lease, Tenant shall give prompt written notice thereof to Landlord, and Landlord shall not be responsible for failure to make any such repairs or maintenance until a reasonable time shall have elapsed after receipt by Landlord of such written notice.

7.3.	Tenant, at such Tenant’s sole cost and expense, shall make any repairs and replacements to the Leased Premises, except for Landlord’s obligations under Section 7.2 of this Master Lease, and otherwise keep the Leased Premises in good, clean and habitable condition.

7.4.	Upon the expiration of the Lease Term, any Renewal Term or earlier termination of this Master Lease, Tenant shall deliver the Leased Premises to Landlord in substantially the same condition as existed on the Effective Date, ordinary wear and tear excepted.

8. Insurance. Throughout the Lease Term, Tenant, at Tenant’s sole cost and expense, shall maintain the following policies of insurance insuring Tenant: (a) worker’s compensation insurance and employer’s liability insurance with respect to all employees of Tenant if and as required by law, and (b) commercial general liability insurance for injury to or death of any person occasioned by or arising out of or in connection with occupancy of the Leased Premises, in such amounts as required by Landlord. Landlord shall be named an additional insured on the insurance described in (a) above and shall be extended a waiver of subrogation on the insurance described in both (a) and (b) above. The foregoing policies shall be written by an insurance company reasonably acceptable to Landlord. In addition, Tenant shall be solely responsible for obtaining and maintaining a policy or policies of insurance insuring any personal property, equipment and trade fixtures owned by Tenant.

9. Utilities. Throughout the Lease Term and any Renewal Term, Tenant shall punctually pay all utility deposits and the costs of all utility services for any utilities used on or at the Leased Premises. If any utility service to the Leased Premises is not separately metered (or submetered), then Tenant shall pay upon demand to Landlord its proportionate share of the cost of such service as reasonably determined by Landlord.

10. Alterations; Signage. Tenant may not alter the Leased Premises or install improvements or fixtures therein without the prior written consent of Landlord, which consent may be withheld at Landlord’s sole discretion. Throughout the Lease Term and any Renewal Term, Tenant may, at Tenant’s sole cost and expense, place signs upon the Project advertising such Tenant’s business subject to the prior, written consent of Landlord, which may be withheld at Landlord’s sole discretion.

11. Covenant of Quiet Enjoyment. Throughout the Lease Term and any Renewal Term, provided Tenant pays rent and performs all of its other covenants and obligations hereunder, Tenant shall peacefully hold and enjoy the Leased Premises without any disturbance from Landlord or from any other individual or entity claiming by or through Landlord.

12. No Liability of Landlord. Landlord shall not have any liability to Tenant or to any other person for any damage to any person or property caused by or attributable to (a) the operation of Tenant’s business on the Leased Premises, (b) the presence, use, installation or removal of any equipment, fixtures, systems, improvements or other structures of any kind on the Leased Premises during the Lease Term or any Renewal Term or (c) Tenant’s failure to keep the Leased Premises in proper repair in accordance herewith.

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13. Compliance with Laws. The Leased Premises may only be used in full compliance with all recorded instruments and other restrictive covenants applicable to the Project and Leased Premises and all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances. Tenant shall procure at its sole expense any permits and licenses required for the transaction of business on the Leased Premises and/or in any way related to the Leased Premises, and shall make at Tenant’s own cost and expense all repairs, additions and alterations to the Leased Premises ordered or required by any governmental authorities, whether in order to meet the special needs of Tenant, or by reason of the occupancy of such Tenant, or otherwise.

14. Indemnity. TENANT SHALL INDEMNIFY, PROTECT, DEFEND, AND SAVE HARMLESS LANDLORD AND LANDLORD’S AFFILIATED COMPANIES, EMPLOYEES, AGENTS, MEMBERS, PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL LIABILITIES, DAMAGES, CLAIMS, SUITS, INJURIES, CAUSES OF ACTION, DEMANDS, LOSSES, LIENS, FINES, PENALTIES, EXPENSES, AND COSTS (INCLUDING COURT COSTS, REASONABLE ATTORNEYS’ FEES, AND COSTS OF INVESTIGATION) OF ANY KIND ARISING OR ALLEGED TO ARISE BY REASON OF INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO OR LOSS OF PROPERTY OCCURRING ON, IN, OR ABOUT THE LEASED PREMISES OR PROJECT OR BY REASON OF ANY OTHER CLAIM WHATSOEVER OF ANY PERSON OR PARTY OCCASIONED OR ALLEGED TO BE OCCASIONED IN WHOLE OR IN PART (a) BY ANY ACT OR OMISSION ON THE PART OF TENANT OR BY ANYONE UNDER TENANT’S CONTROL THAT IS RELATED TO TENANT’S USE AND OCCUPANCY OF THE LEASED PREMISES OR PROJECT OR (b) BY ANY BREACH, VIOLATION, OR NONPERFORMANCE OF ANY COVENANT OF TENANT UNDER THIS MASTER LEASE (COLLECTIVELY, “LIABILITIES”), EVEN IF SUCH LIABILITIES ARISE FROM OR ARE ATTRIBUTED TO THE CONCURRENT SIMPLE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF ANY INDEMNITEE. The provisions of this paragraph apply to all activities or omissions of a Tenant with respect to this Master Lease, whether occurring before or after the Effective Date of this Master Lease and before or after the expiration or termination of this Master Lease and shall expressly survive the expiration or earlier termination of this Master Lease.

15. Waiver of Liability. TENANT WAIVES ALL CLAIMS AGAINST THE INDEMNITEES FOR INJURY TO OR DEATH OF PERSONS OR FOR ANY LOSS OF OR DAMAGE TO PROPERTY OF SUCH TENANT (OR TENANT’S GUESTS AND INVITEES), REGARDLESS OF WHETHER THE LOSS OR DAMAGE IS DUE TO CASUALTY, THEFT, OR ANY OTHER CAUSE (INCLUDING THE CONCURRENT NEGLIGENCE OF ANY INDEMNITEE), UNLESS THE INJURY, DEATH, LOSS, OR DAMAGE IS CAUSED SOLELY BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF AN INDEMNITEE. ALL OF TENANT’S (OR TENANT’S GUESTS’ AND INVITEES) PERSONAL PROPERTY ON THE LEASED PREMISES OR PROJECT (INCLUDING MOTOR VEHICLES) IS AT THE RISK OF SUCH TENANT (OR TENANT’S GUESTS AND INVITEES) ONLY, AND TENANT WAIVES ALL CLAIMS AGAINST INDEMNITEES FOR ANY DAMAGE TO OR THEFT OF PERSONAL PROPERTY ON THE PROJECT, WHETHER OR NOT DUE IN WHOLE OR IN PART TO THE NEGLIGENCE OF ANY INDEMNITEE. The provisions of this paragraph apply to all activities or omissions of Tenant with respect to this Master Lease, whether occurring before or after the Effective Date of this Master Lease and before or after the expiration or termination of this Master Lease and shall expressly survive the expiration or earlier termination of this Master Lease.

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16. Discharge of Liens. No work done by Tenant on the Leased Premises or Project pursuant to this Master Lease or otherwise shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic’s or other lien shall be allowed against the estate of Landlord. If any mechanic’s, materialman’s or other types of liens or lien claims are filed against the Leased Premises arising or resulting from actions or omissions by Tenant, then Tenant shall promptly secure the discharge of record thereof.

17. Waiver of Subrogation. Landlord and Tenant waive any and all rights of recovery, demands, claims, actions and causes of action against the other party and the agents, directors, officers and employees of the other party, for any physical loss or damage that might occur to the Leased Premises, as applicable, including (without limitation) all improvements, fixtures, equipment, and all personal property of the other party on or about the Leased Premises, by reason of fire, other casualty, or any other cause for which insurance is required to be carried under the terms of this Master Lease or actually covers the loss or damage, regardless of the cause or origin, including negligence of the other party or the agents, directors, officers and employees of the other party.

18. Fire and Other Casualty Losses. If fire or other casualty damages the Project or Leased Premises, Tenant shall promptly notify Landlord thereof in writing. If Landlord does not elect to terminate the Master Lease with respect to the Leased Premises as hereinafter provided, then Landlord shall proceed with reasonable diligence to rebuild and repair the Project and Leased Premises to substantially the same condition as existed on the Effective Date. In the event that the Leased Premises or Project shall be destroyed or rendered untenantable as determined by Landlord, then Landlord may elect to either (i) proceed to rebuild and repair the Project and Leased Premises in accordance herewith or (ii) terminate this Master Lease with respect to the Leased Premises by providing written notice thereof to Tenant within thirty (30) days after the date of such casualty, in which event this Master Lease shall terminate with respect to the Leased Premises as of the date of such notice and the parties shall have no further obligations to the other with respect to the Leased Premises except for those obligations that survive the termination or expiration of this Master Lease with respect to the Leased Premises as provided herein.

19. Eminent Domain. If more than thirty percent (30%) of the Leased Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Master Lease shall terminate with respect to such Leased Premises and all Rent related thereto shall be abated during the unexpired portion of this Master Lease, effective on the date physical possession is taken by the condemning authority. If less than thirty percent (30%) of the Leased Premises should be taken as aforesaid, this Master Lease shall not terminate with respect to such Leased Premises; however, the Rent payable under this Master Lease with respect to such Leased Premises during the unexpired portion of this Master Lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking and Landlord’s receipt of any condemnation award, Landlord shall make all necessary repairs or alterations to the remaining premises required to make the remaining portions of the Leased Premises an architectural whole. If any substantial part of the Project shall be taken as aforesaid, and regardless of whether or not the Leased Premises or any part thereof is so taken or appropriated, Landlord shall have the right in its sole discretion to terminate this Master Lease with respect to such Leased Premises. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Leased Premises, the Project or the Common Area shall be the property of Landlord, and Tenant hereby assigns its interest therein, if any, to Landlord.

20. Default; Remedies. As used in this Master Lease, an “Event of Default” shall mean any failure or breach of an obligation of Tenant under this Master Lease solely as it pertains to such Tenant for its Leased Premises. Upon the occurrence of any Event of Default, Landlord shall give Tenant written notice thereof and Tenant shall have five (5) days to cure such Event of Default. Upon Tenant’s failure to cure any such Event of Default, Landlord may exercise any right or remedy available to Landlord at law or in equity against Tenant.

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21. Transfer, Assignment and Subletting. Tenant shall have no right to transfer or assign this Master Lease or sublet any part of the Leased Premises unless Tenant obtains the prior, written consent of the Landlord, which may be withheld in Landlord’s sole discretion. Notwithstanding the foregoing, Tenant shall have the right at any time, without obtaining Landlord’s consent, to assign the Master Lease or sublease all or any portion of the Leased Premises (i) to an entity in which Tenant or a Parent (as defined below) holds an interest of fifty percent (50%) or more; (ii) to a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (iii) to a person or entity which holds an interest in Tenant of fifty percent (50%) or more (a “Parent”); (iv) a successor corporation related to Tenant or a Parent by merger, consolidation, non-bankruptcy reorganization or government action; (v) in connection with a sale or other transfer of all or substantially all of the assets of Tenant or Parent; (vi) in connection with a sale or other transfer of fifty percent (50%) or more of the then outstanding ownership interests (e.g., stock, membership or partnership interests) in Tenant or Parent; or (vii) in connection with a merger, consolidation or other corporate reorganization of Tenant or Parent.

22. Notice. Except as otherwise provided in this Master Lease, when this Master Lease makes provision for notice or concurrence of any kind, the sending party shall deliver or address the notice to the other party by personal delivery, certified mail or nationally-recognized overnight delivery service to the following address:

Landlord:	Chesapeake Land Development Company, L.L.C. P.O. Box 54853 Oklahoma City, OK 73154-0496 Attn: Dan LeDonne

With copy to:	Joe C. Lewallen, Jr., Esq. Commercial Law Group, P.C. 5520 N. Francis Avenue Oklahoma City, OK 73118

Tenant:	Chesapeake Oilfield Operating, L.L.C. 6100 N. Western Avenue Oklahoma City, OK 73118 Attn: David C. Treadwell

All notices pursuant to the provisions of this Master Lease shall run from the date that the notice is hand delivered if personally delivered, or when placed in the United States mail or with the overnight delivery carrier. A party may change the party’s address by giving written notice to the other party.

23. Holdover. If Tenant remains in possession of the Leased Premises after the expiration of the Lease Term, any Renewal Term or the termination of this Master Lease with respect to such Leased Premises, Tenant shall constitute a tenant from month to month, subject to all of the conditions, provisions and obligations of this Master Lease, to the extent the same apply to a month-to-month tenancy, except that the rent shall be one hundred percent (100%) of the rent payable hereunder prior to the expiration or termination of the Lease Term. This Section shall not constitute granting Tenant any option to extend the term of the Master Lease.

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24. Surrender of Leased Premises. Upon any termination or expiration of this Master Lease for a Leased Premises, Tenant shall peaceably quit and surrender such Leased Premises to Landlord, and Landlord may without further notice enter upon, re-enter, possess, and repossess itself thereof by summary proceedings, ejectment, or otherwise, and Landlord may dispose and remove Tenant from the Leased Premises.

25. Access By Landlord. Upon reasonable notice to Tenant, Landlord and its agents and employees may enter the Leased Premises for any reason, provided, however, Landlord shall use its commercially reasonable efforts to minimize any interference with Tenant’s business operations at the Leased Premises.

26. Exculpation. Notwithstanding any other provision of this Master Lease, Tenant agrees that it will look solely to the equity, estate and property of Landlord in the land and improvements comprising the Leased Premises for the collection of any judgment requiring the payment of money by Landlord; and Tenant understands and agrees that no other assets of Landlord or its officers, members or directors shall be subject to levy, execution or other process for the satisfaction of any such judgment or for the enforcement of any rights or remedies of Tenant.

27. Parking. Tenant will require its employees to use such space in the Project as Landlord may designate from time to time as parking spaces for the general use of tenants and employees. Landlord may from time to time designate certain parking spaces in the Project or, if applicable, the Common Area, for use by the employees and invitees of particular tenants of the Project. In such case, Tenant will use Tenant’s best efforts to prevent Tenant’s employees and invitees from violating such designations. If any employee or invitee of Tenant violates this Section or the parking rules and regulations established by Landlord, Landlord may revoke Tenant’s license to use the parking areas in the Project and pursue any other remedies granted under the terms of this Master Lease.

28. Lease Schedule. The parties acknowledge that the Lease Schedule may be modified, amended or changed from time to time by an amendment signed by Landlord and Tenant. In such event, the newly modified Lease Schedule shall supercede all prior Lease Schedules hereunder, and all prior Lease Schedules shall thereafter be of no further force and effect.

29. Miscellaneous. This Master Lease constitutes the entire written agreement of the parties with regard to the subject matter of this Master Lease and replaces and supersedes all other written and oral Leases and statements of the parties relating to the subject matter of this Master Lease. The failure of a party to insist in any one or more instances on the performance of any term or condition of this Master Lease shall not operate as a waiver of any future performance of that term or condition. The laws of the State of Oklahoma shall govern the formation and construction of the terms and provisions of this Master Lease. This Master Lease binds and inures to the benefit of the parties and their respective successors, legal representatives, heirs and permitted assigns. No amendments to this Master Lease shall become effective or binding on the parties, unless agreed to in writing by all of the parties. Time is of the essence in each and every part of this Master Lease. The parties may execute this Master Lease in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument. To facilitate execution of this Master Lease, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. It is the intention of the parties to create the relationship of Landlord and Tenant and no other.

(Signature Page to Follow)

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Executed as of the day and year first set forth above.

Landlord:	Chesapeake Land Development Company, L.L.C., an Oklahoma limited liability company

	By:	/s/ Henry J. Hood
	Name:	Henry J. Hood
	Title:	Senior Vice President - Land and Legal and General Counsel

Tenant:	Chesapeake Oilfield Operating, L.L.C., an Oklahoma limited liability company

	By:	/s/ Jerry L. Winchester
	Name:	Jerry L. Winchester
	Title:	Chief Executive Officer

MASTER LEASE AGREEMENT

Schedule “1”

Lease Schedule

MASTER LEASE AGREEMENT